UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 22, 2015

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On July 22, 2015, we held a special meeting in lieu of annual meeting of shareholders. A total of 9,169,454 shares of our common stock were outstanding as of May 13, 2015, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Robert Holthausen and Nancy Hawthorne as members of our board of directors as Class II directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert Holthausen	7,682,447	315,301	402,892
Nancy Hawthorne	7,652,649	345,099	402,892

Proposal Two: Approval of Executive Compensation

Our shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement filed in connection with the special meeting pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
7,734,316	217,647	45,785	402,892

Proposal Three: Modifications Regarding Our 2006 Equity Incentive Plan

This proposal was removed prior to, and no vote was taken on it at, the meeting.

Proposal Four: Ratification of Ernst & Young LLP as our Independent Registered Public Accountants for Fiscal 2015

Our shareholders ratified our selection of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending January 2, 2016. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,334,417	26,042	40,181	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: July 28, 2015	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President, and Treasurer